PROGRESS SOFTWARE REPORTS SECOND QUARTER RESULTS

Revenue up 10%, Operating Income and EPS Show Strong Increases

BEDFORD, Mass., June 16, 2005—Progress Software Corporation (Nasdaq: PRGS), a global supplier of application infrastructure software used to develop, deploy, integrate and manage business applications, today announced results for its second quarter ended May 31, 2005. Revenue for the quarter was $100.2 million, up 10 percent (7 percent at constant currency) from $90.8 million in the second quarter of 2004. Software license revenue increased 1 percent (down 2 percent at constant currency) to $37.2 million from $36.9 million in the same quarter last year.

On a generally accepted accounting principles (GAAP) basis, operating income increased 51 percent to $17.3 million from $11.5 million in the second quarter of fiscal 2004. Net income increased 51 percent to $12.2 million from $8.1 million in the same quarter last year. Diluted earnings per share increased 43 percent to 30 cents per share from 21 cents per share in the second quarter of 2004.

On a pro forma basis, operating income increased 55 percent to $20.6 million from $13.3 million in the same quarter last year. Pro forma net income increased 54 percent to $14.4 million from $9.4 million in the same quarter last year and pro forma diluted earnings per share increased 46 percent to 35 cents per share from 24 cents in the second quarter of fiscal 2004. The pro forma results exclude amortization of acquired intangibles and certain other acquisition-related expenses such as in-process research and development, retention bonus expense for key employees and credits associated with settlement of pre-acquisition assets and liabilities.

The company’s cash and short-term investments at the end of the quarter totaled $220 million. During the second quarter, the company purchased approximately 10,000 shares of its stock at a cost of $0.3 million. The company’s existing repurchase authorization, under which 9.7 million shares remain available for repurchase, expires on September 30, 2005.

“During the second quarter of 2005 we continued to see the benefits from our growth initiatives and significant increases in overall PSC profitability. Our Progress Real Time, DataDirect and Sonic Software businesses delivered solid revenue growth and the OpenEdge Division also delivered growth, with substantial operating improvements,” stated Joseph Alsop, co-founder and chief executive officer of PSC. “Our newer companies now account for over 30 percent of our software license revenue while revenue from OpenEdge continues to grow and is well positioned to deliver solid results for the balance of 2005.”

Highlights

Progress Software Corporation (PSC) acquired privately-held Apama, Inc. in an all-cash transaction for a purchase price of approximately $25 million, net of cash acquired. Apama is the leading provider of ground-breaking Event Stream Processing technology with a significant presence in the financial services industry.
www.progress.com/apama

PSC acquired substantially all of the assets of EasyAsk, Inc. in an all-cash transaction for a purchase price of approximately $9 million, net of cash acquired. EasyAsk is the leading provider of natural language question/answer and eCommerce search solutions.
www.progress.com/easyask

DataDirect Technologies announced the availability of DataDirect XQuery™, an easily embeddable XQuery implementation for XML applications that need to process both XML and relational data sources. Developers can get started with XQuery and the XQuery API for Java™ (XQJ) today using the beta release of DataDirect XQuery, the first XQuery component to implement XQJ.
www.datadirect.com/datadirect_xquery

Sonic Software was named the “Most Influential” winner in the Infrastructure Software category of CMP Media’s 2005 Network Magazine Innovation Awards. Sonic was recognized for its enterprise service bus product Sonic ESB®, which is the foundation of the Sonic SOA Suite™, a comprehensive infrastructure platform for service-oriented architecture (SOA). Network Magazine’s “Most Influential” Innovation Award is given to the technologies and products that “have the greatest and most immediate impact on their markets.”
www.sonicsoftware.com/most_influential_winner

The ObjectStore Division of PSC was renamed the Progress Real Time Division. The Progress Real Time Division provides event stream processing, data management, data access and synchronization products to enable the real-time enterprise. The division includes the recent acquisitions of Persistence Software and Apama and the integration of PeerDirect, creating a comprehensive source of real-time enterprise products.
www.progress.com/progress_real_time_division

The Progress Real Time Division announced a competitive software upgrade program for customers of competing object database management products from Versant, Objectivity and others, who are looking to improve the reliability and responsiveness of their database applications. The upgrade program enables these customers to quickly and easily transition to the ObjectStore® object database management system, the recognized market and technology leader in this area.
www.progress.com/competitive_update_program

The Progress OpenEdge Division was recognized by VARBusiness magazine as one of North America’s top information technology vendors in terms of the breadth and depth of the channel-partner programs it offers to application providers that sell Progress®

products to end users. The Progress OpenEdge Division received a five-star rating, acknowledging the robust features of its programs for application partners, IT integrators, resellers and consultants.
www.progress.com/five_star_rating

Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments

Significant new partners and customers adopting technology from PSC operating companies, or deploying solutions using PSC technology, include: AAA Mid-Atlantic Inc., American Water, Amerisure, Bank of The West, Desyde Retail BV, Doomlain IT Global, Bez Motory, Calyon Financial, Cape Technologies, Certive, CHM Vuwani Computer Solution, Choice One Communications, College of American Pathologists, Compagnia Unica Soc. Coop., Cooperativa Central de Credi, DataLever, DMSP, eLynx Medical, FNX Limited, GIE I-CIF, K12, Leprino Foods, MQ Software, ParAllel BioScience, Procurement Negocios Eletron, S.A. Regie France, SalesGene, Southwest Power Pool, Star Analytics, Tarkett-Marley Floors, Teva Pharmaceuticals, TxB Transaktions Bank, University of Mississippi Medical Center and Washington Mutual Bank.

Significant existing partners and customers adopting technology from different PSC operating companies, or making substantial additional deployments of PSC technology, include: A.O. Smith, abebooks.com, Alcatel, Allmerica Financial Corporation, Ameriquest Mortgage Servicing, Apple Computer, Areva, Bayer Vital GmbH, BioRad Laboratories, Boehringer Ingelheim Pharmaceutical, Boots, California ISO, CCH Incorporated, CCIS, Cellnet Group, Chartwell Technology, ChoicePoint, Citicorp Global Technology, Community Behavioral Health, Computer Associates International, Credit Suisse First Boston, Cross Industrie Software AG, Defense Information Systems Agency, Defense Logistics Agency, Dentsu Japan, Deutsche Bank, Dupont, ExxonMobil Global, FedEx Express Business Systems, GMT Distribution, I-Flex Solutions Ltd., Ingersoll-Rand, J.P. Morgan Chase Bank, LexisNexis, Macromedia, Maeda Construction Company, Merck & Company, Mercury Interactive, Mitsubishi Electric Information Technology Corporation, Orange Telecom, Marconi Corporation plc., Nomura Securities Company, Ltd., Rockdale Meats, Siemens AG, Software Spectrum GmbH, Swiss Re Life & Health, Vodafone Portugal, Wachovia Corporation and Wells Fargo Bank.

Business Outlook

The company is providing the following guidance for the third fiscal quarter ending August 31, 2005:

•	Revenue is expected to be in the range of $97 million to $99 million. GAAP operating income is expected to be in the range of $13 million to $15 million, including amortization of acquired intangibles and certain other acquisition-related expenses of approximately $4 million.

•	GAAP diluted earnings per share are expected to be in the range of 24 cents to 26 cents.

•	On a pro forma basis, operating income is expected to be in the range of $17 million to $19 million, excluding amortization of acquired intangibles and certain other acquisition-related expenses of approximately $4 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 30 cents to 32 cents, excluding approximately 6 cents per share for amortization of acquired intangibles and certain other acquisition-related expenses.

The company is providing the following guidance for the fiscal year ending November 30, 2005:

•	Revenue is expected to be in the range of $397 million to $403 million. GAAP operating income is expected to be in the range of $62 million to $65 million, including amortization of acquired intangibles and certain other acquisition-related expenses of approximately $12 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.06 to $1.10.

•	On a pro forma basis, operating income is expected to be in the range of $74 million to $77 million, excluding amortization of acquired intangibles and certain other acquisition-related expenses of approximately $12 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of $1.26 to $1.30, excluding approximately 20 cents per share for amortization of acquired intangibles and certain other acquisition-related expenses.

The above business outlook does not include any expense associated with stock-based compensation. The company is currently evaluating the impact of the new accounting pronouncement regarding stock-based compensation, but will not be required to adopt this new pronouncement during fiscal 2005. The pronouncement is effective in the company’s first quarter of fiscal 2006.

Legal Notice Regarding Pro Forma Financial Information

The company provides pro forma operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from pro forma measures used by other companies. The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.

Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of pro forma adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call

PSC’s conference call to discuss its second quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Progress Software Corporation

Progress Software Corporation (Nasdaq: PRGS) is a global industry leader providing application infrastructure software for all aspects of the development, deployment, integration and management of business applications through its operating units: Progress OpenEdge Division, Sonic Software, DataDirect Technologies, and Progress Real Time Division. Headquartered in Bedford, Mass., Progress can be reached at www.progress.com or +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress, ObjectStore, and Stylus Studio are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. DataDirect XQuery is a trademark of DataDirect Technologies Corp. in the U.S. Sonic ESB and Sonic SOA Suite are trademarks or registered trademarks of Sonic Software Corporation in the U.S. and other countries. Java and all Java-based marks are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2005	2004	Change

Revenue:
Software licenses	$37,221	$36,905	1%
Maintenance and services	62,988	53,872	17%

Total revenue	100,209	90,777	10%

Costs and expenses:
Cost of software licenses	1,855	2,299
Cost of maintenance and services	13,800	13,959
Sales and marketing	37,560	36,100
Product development	15,393	15,275
General and administrative	11,012	9,837
Amortization of acquired intangibles	2,296	1,837
Acquisition-related expenses, net	974	—

Total costs and expenses	82,890	79,307	5%

Income from operations	17,319	11,470	51%
Other income, net	900	247

Income before provision for income taxes	18,219	11,717	55%
Provision for income taxes	5,990	3,632

Net income	$12,229	$8,085	51%

Earnings per share:
Basic	$0.33	$0.22	50%
Diluted	$0.30	$0.21	43%

Weighted average shares outstanding:
Basic	37,433	36,046	4%
Diluted	40,979	39,233	4%

Pro Forma Condensed Consolidated Statements of Income

	Three Months Ended May 31, 2005			Three Months Ended May 31, 2004
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change

Revenue:
Software licenses	$37,221		$37,221	$36,905		$36,905	1%
Maintenance and services	62,988		62,988	53,872		53,872	17%

Total revenue	100,209		100,209	90,777		90,777	10%

Costs and expenses:
Cost of software licenses	1,855		1,855	2,299		2,299
Cost of maintenance and services	13,800		13,800	13,959		13,959
Sales and marketing	37,560		37,560	36,100		36,100
Product development	15,393		15,393	15,275		15,275
General and administrative	11,012		11,012	9,837		9,837
Amortization of acquired intangibles	2,296	$(2,296)	—	1,837	$(1,837)	—
Acquisition-related expenses, net	974	(974)	—	—	—	—

Total costs and expenses	82,890	(3,270)	79,620	79,307	(1,837)	77,470	3%

Income from operations	17,319	3,270	20,589	11,470	1,837	13,307	55%
Other income, net	900		900	247		247

Income before provision for income taxes	18,219	3,270	21,489	11,717	1,837	13,554	59%
Provision for income taxes	5,990	1,073	7,063	3,632	569	4,201

Net income	$12,229	$2,197	$14,426	$8,085	$1,268	$9,353	54%

Earnings per share:
Basic	$0.33		$0.39	$0.22		$0.26	50%
Diluted	$0.30		$0.35	$0.21		$0.24	46%

Weighted average shares outstanding:
Basic	37,433		37,433	36,046		36,046	4%
Diluted	40,979		40,979	39,233		39,233	4%

Note:	Acquisition-related expenses include retention bonuses of $1.6 million and a credit of $0.6 million for settlement of pre-acquisition assets and liabilities for the second quarter of fiscal 2005.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Six Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2005	2004	Change

Revenue:
Software licenses	$74,776	$70,800	6%
Maintenance and services	123,155	106,352	16%

Total revenue	197,931	177,152	12%

Costs and expenses:
Cost of software licenses	3,806	4,891
Cost of maintenance and services	27,836	26,785
Sales and marketing	75,889	72,280
Product development	31,792	29,884
General and administrative	21,664	19,513
Amortization of acquired intangibles	4,293	3,396
Acquisition-related expenses, net	974	2,600

Total costs and expenses	166,254	159,349	4%

Income from operations	31,677	17,803	78%
Other income, net	239	639

Income before provision for income taxes	31,916	18,442	73%
Provision for income taxes	10,373	5,717

Net income	$21,543	$12,725	69%

Earnings per share:
Basic	$0.58	$0.36	61%
Diluted	$0.53	$0.33	61%

Weighted average shares outstanding:
Basic	37,003	35,845	3%
Diluted	40,350	39,094	3%

Pro Forma Condensed Consolidated Statements of Income

	Six Months Ended May 31, 2005			Six Months Ended May 31, 2004
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change

Revenue:
Software licenses	$74,776		$74,776	$70,800		$70,800	6%
Maintenance and services	123,155		123,155	106,352		106,352	16%

Total revenue	197,931		197,931	177,152		177,152	12%

Costs and expenses:
Cost of software licenses	3,806		3,806	4,891		4,891
Cost of maintenance and services	27,836		27,836	26,785		26,785
Sales and marketing	75,889		75,889	72,280		72,280
Product development	31,792		31,792	29,884		29,884
General and administrative	21,664		21,664	19,513		19,513
Amortization of acquired intangibles	4,293	$(4,293)	—	3,396	$(3,396)	—
Acquisition-related expenses, net	974	(974)	—	2,600	(2,600)	—

Total costs and expenses	166,254	(5,267)	160,987	159,349	(5,996)	153,353	5%

Income from operations	31,677	5,267	36,944	17,803	5,996	23,799	55%
Other income, net	239		239	639		639

Income before provision for income taxes	31,916	5,267	37,183	18,442	5,996	24,438	52%
Provision for income taxes	10,373	1,712	12,085	5,717	1,859	7,576

Net income	$21,543	$3,555	$25,098	$12,725	$4,137	$16,862	49%

Earnings per share:
Basic	$0.58		$0.68	$0.36		$0.47	45%
Diluted	$0.53		$0.62	$0.33		$0.43	44%

Weighted average shares outstanding:
Basic	37,003		37,003	35,845		35,845	3%
Diluted	40,350		40,350	39,094		39,094	3%

Note:	Acquisition-related expenses include retention bonuses of $1.6 million and a credit of $0.6 million for settlement of pre-acquisition assets and liabilities for fiscal 2005 and in-process research and development of $2.6 million for fiscal 2004.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	May 31,	November 30,
(In thousands)	2005	2004

Assets
Cash and short-term investments	$219,953	$191,267
Accounts receivable, net	55,617	63,503
Other current assets	24,391	23,485

Total current assets	299,961	278,255

Property and equipment, net	40,411	40,658
Goodwill and intangible assets, net	141,195	107,363
Other assets	19,725	20,538

Total	$501,292	$446,814

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$64,171	$70,669
Short-term deferred revenue	107,204	101,106

Total current liabilities	171,375	171,775

Long-term debt	2,071	2,200
Long-term deferred revenue	7,456	5,861
Other liabilities	4,220	—
Shareholders’ equity:
Common stock and additional paid-in capital	99,996	70,085
Retained earnings	216,174	196,893

Total shareholders’ equity	316,170	266,978

Total	$501,292	$446,814

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	May 31,	May 31,
(In thousands except per share data)	2005	2004

Cash flows from operations:
Net income	$21,543	$12,725
Depreciation, amortization and other noncash charges	8,728	10,833
Other changes in operating assets and liabilities	17,608	16,755

Net cash flows from operations	47,879	40,313
Capital expenditures	(4,049)	(4,032)
Acquisitions, net of cash acquired	(32,396)	(87,520)
Share issuances, net of repurchases	20,693	8,228
Other	(3,441)	(505)

Net change in cash and short-term investments	28,686	(43,516)
Cash and short-term investments, beginning of period	191,267	219,131

Cash and short-term investments, end of period	$219,953	$175,615